    As filed with the Securities and Exchange Commission on December 20, 2000
                                                           Registration No. 333-
--------------------------------------------------------------------------------
                                    FORM S-8

             REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933



                             TELETECH HOLDINGS, INC.
             (Exact name of registrant as specified in its charter)

          DELAWARE                                      84-1291044
     (State or other jurisdiction          (I.R.S. Employer Identification No.)
of incorporation or organization)


1700 DENVER STREET, SUITE 1400
          DENVER, COLORADO                                80203
(Address of Principal Executive Offices)                (Zip Code)


                           1998 EQUITY INCENTIVE PLAN
                           1996 EQUITY INCENTIVE PLAN
           OPTIONS GRANTED UNDER NONSTATUTORY STOCK OPTION AGREEMENTS
                            (Full title of the plans)

                             JAMES B. KAUFMAN, ESQ.
              SENIOR VICE PRESIDENT, GENERAL COUNSEL AND SECRETARY
                             TELETECH HOLDINGS, INC.
                         1700 LINCOLN STREET, SUITE 1400
                             DENVER, COLORADO 80203
                                 (303) 894-4000
            (Name, address and telephone number of agent for service)


                         CALCULATION OF REGISTRATION FEE

==========================================================================================================
                                                Proposed               Proposed
   Title of securities    Amount to be    maximum offering price   maximum aggregate       Amount of
    to be registered     registered (1)       per share (2)        offering price (2)   registration fee
----------------------------------------------------------------------------------------------------------
COMMON STOCK,
PAR VALUE $.01            1,222,403 (3)     $0.63 - $21.64           $11,363,317.44            $3,000
----------------------------------------------------------------------------------------------------------

(1) Pursuant to Rule 416 under the Securities Act of 1933, this registration statement covers, in addition to the number of shares of common stock shown above, an indeterminate number of shares of common stock that may be issued as a result of anti-dilution provisions contained in the Plans.
(2) Estimated pursuant to Rule 457(h) under the Securities Act solely for purposes of calculating the amount of the registration fee. The price per share and aggregate offering price are based upon the actual exercise price for shares subject to outstanding stock options previously granted under Newgen Results Corporation's 1996 Equity Incentive Plan, 1998 Equity Incentive Plan and nonstatutory stock option agreements to which Newgen Results Corporation is a party (collectively the "Plans").

---------------------------------------------------------------------------------------------------
                   Type of Shares                    Number of     Offering Price      Aggregate
                                                       Shares         Per Share     Offering Price
---------------------------------------------------------------------------------------------------
Common Stock issuable pursuant to outstanding            8,920         $0.63           $5,619.60
options under the 1996 Equity Incentive Plan
---------------------------------------------------------------------------------------------------
Common Stock issuable pursuant to outstanding           22,756         $0.94          $21,390.64
options under the 1996 Equity Incentive Plan
---------------------------------------------------------------------------------------------------
Common Stock issuable pursuant to outstanding          167,024         $1.13         $188,737.12
options under the 1996 Equity Incentive Plan
---------------------------------------------------------------------------------------------------
Common Stock issuable pursuant to outstanding          148,000         $11.10      $1,642,800
options under the 1996 Equity Incentive Plan
---------------------------------------------------------------------------------------------------


---------------------------------------------------------------------------------------------------
Common Stock issuable pursuant to outstanding          174,545         $5.63         $982,688.35
options under the 1998 Equity Incentive Plan
---------------------------------------------------------------------------------------------------
Common Stock issuable pursuant to outstanding           10,840         $6.56          $71,110.40
options under the 1998 Equity Incentive Plan
---------------------------------------------------------------------------------------------------
Common Stock issuable pursuant to outstanding           96,000         $11.10      $1,065,600
options under the 1998 Equity Incentive Plan
---------------------------------------------------------------------------------------------------
Common Stock issuable pursuant to outstanding           10,000         $11.25        $112,500
options under the 1998 Equity Incentive Plan
---------------------------------------------------------------------------------------------------
Common Stock issuable pursuant to outstanding          163,088         $11.56      $1,885,297.28
options under the 1998 Equity Incentive Plan
---------------------------------------------------------------------------------------------------
Common Stock issuable pursuant to outstanding           10,000         $12.19        $121,900
options under the 1998 Equity Incentive Plan
---------------------------------------------------------------------------------------------------
Common Stock issuable pursuant to outstanding          182,658         $12.98      $2,370,900.84
options under the 1998 Equity Incentive Plan
---------------------------------------------------------------------------------------------------
Common Stock issuable pursuant to outstanding           29,000         $13.20        $382,800
options under the 1998 Equity Incentive Plan
---------------------------------------------------------------------------------------------------
Common Stock issuable pursuant to outstanding               80         $13.60         $1,088
options under the 1998 Equity Incentive Plan
---------------------------------------------------------------------------------------------------
Common Stock issuable pursuant to outstanding           14,744         $14.14        $208,480.16
options under the 1998 Equity Incentive Plan
---------------------------------------------------------------------------------------------------
Common Stock issuable pursuant to outstanding            7,200         $14.69        $105,768
options under the 1998 Equity Incentive Plan
---------------------------------------------------------------------------------------------------
Common Stock issuable pursuant to outstanding           40,000         $15.00        $600,000
options under the 1998 Equity Incentive Plan
---------------------------------------------------------------------------------------------------
Common Stock issuable pursuant to outstanding              400         $15.16          $6,064
options under the 1998 Equity Incentive Plan
---------------------------------------------------------------------------------------------------
Common Stock issuable pursuant to outstanding              800         $15.31         $12,248
options under the 1998 Equity Incentive Plan
---------------------------------------------------------------------------------------------------
Common Stock issuable pursuant to outstanding           12,000         $15.63        $187,560
options under the 1998 Equity Incentive Plan
---------------------------------------------------------------------------------------------------
Common Stock issuable pursuant to outstanding              400         $15.94          $6,376
options under the 1998 Equity Incentive Plan
---------------------------------------------------------------------------------------------------
Common Stock issuable pursuant to outstanding            2,000         $17.19         $34,380
options under the 1998 Equity Incentive Plan
---------------------------------------------------------------------------------------------------
Common Stock issuable pursuant to outstanding              400         $17.35          $6,940
options under the 1998 Equity Incentive Plan
---------------------------------------------------------------------------------------------------
Common Stock issuable pursuant to outstanding           11,911         $18.44        $219,638.84
options under the 1998 Equity Incentive Plan
---------------------------------------------------------------------------------------------------
Common Stock issuable pursuant to outstanding           13,809         $18.60        $256,847.40
options under the 1998 Equity Incentive Plan
---------------------------------------------------------------------------------------------------
Common Stock issuable pursuant to outstanding              600         $19.06         $11,436
options under the 1998 Equity Incentive Plan
---------------------------------------------------------------------------------------------------
Common Stock issuable pursuant to outstanding              160         $19.38          $3,100.80
options under the 1998 Equity Incentive Plan
---------------------------------------------------------------------------------------------------
Common Stock issuable pursuant to outstanding            1,600         $19.85         $31,760
options under the 1998 Equity Incentive Plan
---------------------------------------------------------------------------------------------------
Common Stock issuable pursuant to outstanding              400         $20.00          $8,000
options under the 1998 Equity Incentive Plan
---------------------------------------------------------------------------------------------------
Common Stock issuable pursuant to outstanding           11,359         $20.48        $232,632.32
options under the 1998 Equity Incentive Plan
---------------------------------------------------------------------------------------------------
Common Stock issuable pursuant to outstanding           16,909         $21.41        $362,021.69
options under the 1998 Equity Incentive Plan
---------------------------------------------------------------------------------------------------
Common Stock issuable pursuant to outstanding              800         $21.64         $17,312
options under the 1998 Equity Incentive Plan
---------------------------------------------------------------------------------------------------
Common Stock issuable pursuant to outstanding           64,000          $3.13        $200,320
options issued under nonstatutory stock option
agreements
---------------------------------------------------------------------------------------------------

(3) Represents shares of common stock issuable upon exercise of stock options outstanding as of the date hereof under the Plans, as assumed by the registrant.

                                     PART I

              INFORMATION REQUIRED IN THE SECTION 10(A) PROSPECTUS

         ITEM 1.           PLAN INFORMATION.*

         ITEM 2.           REGISTRANT INFORMATION AND EMPLOYEE PLAN ANNUAL
                           INFORMATION.*

         * The documents containing the information specified in Part I will be sent or given to employees participating in Newgen Results Corporations' 1998 Equity Incentive Plan, 1996 Equity Incentive Plan and nonstatutory stock option agreements to which Newgen Results Corporation is a party as specified by Rule 428(b)(1) under the Securities Act of 1933, as amended (the "Securities Act"). According to the Note to Part I of Form S-8, such documents will not be filed with the Securities and Exchange Commission (the "SEC") either as part of this registration statement or as prospectuses or prospectus supplements pursuant to Rule 424 under the Securities Act. These documents and the documents incorporated by reference pursuant to Item 3 of Part II of this registration statement, taken together, constitute the prospectus as required by Section 10(a) of the Securities Act.

                                     PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

         ITEM 3.           INCORPORATION OF DOCUMENTS BY REFERENCE.

         The following documents which have been filed by TeleTech Holdings, Inc. (the "Registrant") with the SEC are hereby incorporated herein by reference:

         (a) the Registrant's Annual Report on Form 10-K for its fiscal year ended December 31, 1999;

         (b) the Registrant's Quarterly Reports on Form 10-Q for its fiscal quarters ended March 31, 2000, June, 30, 2000 and September 30, 2000;

         (c) the Registrant's Current Reports on Form 8-K which were filed with the SEC on August 25, 2000, September 6, 2000 and October 30, 2000; and

         (d) the description of the Registrant's common stock contained in its registration statement on Form 8-A which was filed on July 19, 1996 pursuant to Section 12 of the Securities Exchange Act of 1934, a amended (the "Exchange Act").

         All documents filed by the Registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act, prior to the filing of a post-effective amendment which indicates that all securities offered hereby have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in this registration statement and to be a part hereof from the date of the filing of such documents.

         In addition, any statement contained in a document incorporated or deemed to be incorporated by reference into this registration statement will be deemed to be modified or superseded for purposes of this registration statement to the extent that a statement contained in this registration statement or any other subsequently filed document which also is or is deemed to be incorporated into this registration statement modifies or supersedes that statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this registration statement.

         ITEM 4.           DESCRIPTION OF SECURITIES.

         Not applicable. (The common stock is registered under Section 12 of the Exchange Act.)

         ITEM 5.           INTERESTS OF NAMED EXPERTS AND COUNSEL.

         Not applicable.

         ITEM 6.           INDEMNIFICATION OF DIRECTORS AND OFFICERS.

         Under Delaware General Corporation Law, a corporation shall have the power to indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the corporation) by reason of the fact that the person is or was a director, officer, employee or agent of the corporation or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorney's fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by the person in connection with such action, suit or proceeding if the person acted in good faith and in a manner such person reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe the person's conduct was unlawful.

         Although Delaware General Corporation Law permits a corporation to indemnify any person referred to above against expenses (including attorney fees) that are actually and reasonably incurred by such person ("Expenses"), in connection with the defense or settlement of an action by or in the right of the corporation, provided that such person acted in good faith and in a manner such person reasonably believed to be in or not opposed to the corporation's best interests, if such person has been judged liable to the corporation, indemnification is for such expenses only permitted to the extent that the Court of Chancery, or the court in which the action or suit was brought, determines that, despite the adjudication of liability, such person is entitled to indemnity for such Expenses as the Court of Chancery, or such other court, deems proper.

         The determination, with respect to a person who is a director of officer at the time of such determination, as to whether a person seeking indemnification has met the required standard of conduct is to be made (i) by a majority vote of the directors who are not parties to such action, suit or proceeding, even though less than a quorum, or (ii) by a committee of such directors designated by majority vote of such directors, even though less than a quorum, or (iii) if there are no such directors, or if such directors so direct, by independent legal counsel in a written opinion, or (iv) by the stockholders.

         Delaware General Corporation Law also provides that to the extent that a present or former director or officer of a corporation has been successful on the merits or otherwise defense of any action, suit or proceeding covered by the statute, such person shall be indemnified against expenses (including attorneys' fees) actually and reasonably incurred by such person in connection therewith. In addition, Delaware General Corporation Law provides for the general authorization of advancement of a director's or officer's litigation expenses, subject to an undertaking by such person to repay any such advancements if such person is ultimately found not to have been entitled to reimbursement for such expenses and that indemnification and advancement of expenses provided by the statute shall not be deemed exclusive of any other rights to which those seeking indemnification or advancement of expenses may be entitled under any bylaw, agreement, vote of stockholders or disinterested directors or otherwise. TeleTech's Restated Certificate of Incorporation provides that TeleTech shall indemnify its directors, officers, employees and agents to the fullest extent permitted by Delaware General Corporation Law. TeleTech also is authorized to secure insurance on behalf of any person it is required or permitted to indemnify. Pursuant to this provision, TeleTech maintains liability insurance for the benefit of its directors and officers.

         ITEM 7.           EXEMPTION FROM REGISTRATION CLAIMED.

         Not applicable.

         ITEM 8.           EXHIBITS.

               EXHIBIT NO.              DESCRIPTION OF EXHIBIT

                  5.1* Opinion of Hogan & Hartson L.L.P. with respect to the legality of the common stock registered hereby.

                  23.1* Consent of Arthur Andersen LLP, Independent Public Accountants, with respect to the Registrant.

                  23.2* Consent of Hogan & Hartson L.L.P. (contained in its opinion filed as Exhibit 5.1).

                  24.1* Power of Attorney (included on the signature page to this registration statement).

                  99.1**        1996 Equity Incentive Plan (the "1996 Plan").

                  99.2**        Form of Stock Option Agreement pursuant to the
                                1996 Plan.

                  99.3**        1998 Equity Incentive Plan (the "1998 Plan").

                  99.4**        Form of Stock Option Agreement pursuant to the
                                1998 Plan.

                  99.5* Form of Nonstatutory Stock Option Agreement with Fred Wallace

                  99.6* Form of Nonstatutory Stock Option Agreement with Mario Sanchez
                  ----------------------

                  *        Filed herewith.

                  **       Filed as an exhibit to Newgen Results Corporation's
                  Registration Statement on Form S-1 (No. 333-62703) originally filed on September 2, 1998, as amended through the date hereof, and incorporated herein by reference.

         ITEM 9.           UNDERTAKINGS.

         (a)      The Registrant hereby undertakes:

                  (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

                           (i)      To include any prospectus required by
Section 10(a)(3) of the Securities Act of 1933 (the "Securities Act");

                           (ii)     To reflect in the prospectus any facts or
events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement; and

                           (iii)    To include any material information with
respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement.

PROVIDED, HOWEVER, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the Registrant pursuant to Section 13 or Section 15(d) of the Exchange Act, that are incorporated by reference in this Registration Statement.

                  (2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new Registration Statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                  (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

         (b) The Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the Registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act that is incorporated by reference in this Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         (c) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission, such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than for the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question of whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

         Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Denver, State of Colorado on December 20, 2000.

                                             TELETECH HOLDINGS, INC.

                                             By:    /s/ Scott D. Thompson
                                                 -------------------------------
                                                 Scott D. Thompson
                                                 Chief Executive Officer

KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Scott D. Thompson and Margot O'Dell, and each of them, his true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, to sign, execute and file with the Securities and Exchange Commission (or any other governmental or regulatory authority), for us and in our names in the capacities indicated below, this registration statement on Form S-8 (including all amendments thereto) with all exhibits and any and all documents required to be filed with respect thereto, granting unto said attorneys-in-fact and agents and each of them, full power and authority to do and to perform each and every act and thing necessary or desirable to be done in and about the premises in order to effectuate the same as fully to all intents and purposes as he himself might or could do if personally present, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, as amended, this registration statement on Form S-8 has been signed on December 20, 2000 by the following persons in the capacities indicated:


SIGNATURE                                   TITLE
---------                                   -----

/s/ Scott D. Thompson               Chief Executive Officer
----------------------------        (Principal Executive Officer)
Scott D. Thompson


/s/ Margot O'Dell                   Chief Financial Officer
----------------------------        (Principal Financial and Accounting Officer)
Margot O'Dell


/s/ Kenneth D. Tuchman              Chairman of the Board
----------------------------
Kenneth D. Tuchman


/s/ James E. Barlett                Director
----------------------------
James E. Barlett


/s/ Rod Dammeyer                    Director
----------------------------
Rod Dammeyer

/s/ Dr. George H. Heilmeier         Director
----------------------------
Dr. George H. Heilmeier


/s/ Morton H. Meyerson              Director
----------------------------
Morton H. Meyerson


/s/ Alan Silverman                  Director
----------------------------
Alan Silverman


/s/ Scott D. Thompson               Director
----------------------------
Scott D. Thompson

                                  EXHIBIT INDEX

              EXHIBIT NO.                DESCRIPTION OF EXHIBIT
              -----------                ----------------------

              5.1* Opinion of Hogan & Hartson L.L.P. with respect to the legality of the common stock registered hereby.

              23.1* Consent of Arthur Andersen LLP, Independent Public Accountants, with respect to the Registrant.

              23.2* Consent of Hogan & Hartson L.L.P. (contained in its opinion filed as Exhibit 5.1).

              24.1* Power of Attorney (included on the signature page to this registration statement).

              99.1**              1996 Equity Incentive Plan (the "1996 Plan").

              99.2**              Form of Stock Option Agreement pursuant to the
                                  1996 Plan.

              99.3**              1998 Equity Incentive Plan (the "1998 Plan").

              99.4**              Form of Stock Option Agreement pursuant to the
                                  1998 Plan.

              99.5* Form of Nonstatutory Stock Option Agreement with Fred Wallace

              99.6* Form of Nonstatutory Stock Option Agreement with Mario Sanchez

              ----------------------

              *        Filed herewith.

              **       Filed as an exhibit to Newgen Results Corporation's
              Registration Statement on Form S-1 (No. 333-62703) originally filed on September 2, 1998, as amended through the date hereof, and incorporated herein by reference.


                                      10